Factoring and Security Agreement

FACE AMOUNT	$725,000
INTEREST RATE	3% per month
ISSUANCE DATE	May 29, 2007
MATURITY DATE	August 15, 2007

FOR VALUE RECEIVED, Siena Technologies, Inc., Inc., a Nevada corporation (the “Company”), (OTC BB: SEIN) hereby promises to pay DUTCHESS PRIVATE EQUITIES FUND, LTD. (the “Holder”) by August 15, 2007 (the “Maturity Date”), or earlier, the Face Amount of Seven Hundred and Twenty-Five Thousand dollars ($725,000) U.S., plus accrued interest, in such amounts, at such times and on such terms and conditions as are specified herein.

WHEREAS, the Company desires to sell to the Holder certain of its Accounts, now existing, which represent amounts due from bona fide sales and delivery of good, or the rendering of service, or both, in the regular course of the Company’s business; and,

WHEREAS, Holder desires to purchase those Accounts of the Company that it deems acceptable upon the terms and conditions set forth in the this Agreement.

In consideration of the above recitals, the terms and covenants of this Agreement and other good and valuable consideration, including the payment of money from Holder to Company, the receipt of which is hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:

Article 1	Method of Payment/Interest

The Company shall pay three percent (3%) monthly coupon, compounded daily, on the unpaid Face Amount, pro rata for partial periods. The Company shall pay a minimum of twenty-one thousand seven hundred and fifty dollars ($21,750) in interest on the funds ("Minimum Interest").

Section 1.2 Prepayment

The Company shall make mandatory payments to the Holder as the funds become available from the invoices listed below in Exhibit A due to the Company’s wholly owned subsidiary Kelley Technologies, Inc. (“Kelley”) ("Collateral Accounts" or “Account”) (attached hereto and incorporated herein by reference). The Company agrees to pay to the Holder, within one (1) day, in whole or part, that portion of funds from the Collateral Accounts as they become available in the Company's account. All payments to the Holder shall be made via wire transfer.

The Company may make additional payments (“Prepayment”) without any penalties provided the Minimum Interest is paid.

Article 2	Collateral

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The Company will secure the assigned materials and all funds receivable underlying the Collateral Accounts, due to the Company from the vendors listed on Collateral Accounts. The Company shall immediately make payment to the Holder on ANY funds received from the vendors listed on Exhibit A.

Article 2	Sale; Purchase Price; Assignment and Transfer of Ownership.

2.1	Offer of Accounts for Sale; Acceptance by Holder.

a.           Company shall offer to sell to Holder as absolute owner, with full recourse, all of Company’s right, title and interest in such of Company’s Accounts as are listed on the Schedules of Accounts. The current version of the Schedule of Accounts is attached hereto as Exhibit “A” and may be periodically revised by Holder.

b.           Each Schedule of Accounts shall be accompanied by such documentation supporting and evidencing the Account, as Holder shall from time-to-time request.

2.2	Assignment and Sale

For those Accounts that Holder agrees to purchase from Company, Company shall assign and transfer over to Holder as absolute owner with full recourse all of Company’s right, title and interest in the Accounts being sold. Company agrees to execute the Assignment of Accounts substantially in the form attached hereto as Exhibit “B” for Accounts being sold to Holder.

Article 3	Unpaid Amounts

In the event that on the Maturity Date, there is an outstanding balance on the Face Amount, the Holder can exercise its right to increase the Face Amount by ten percent (10%) as an initial penalty. The Company shall also continue to pay the interest rate outlined in this Agreement. If the aforementioned occurs, the Company will be in Default and remedies as described in Article 4 may be taken at the Holder’s discretion.

Article 4	Defaults and Remedies

Section 4.1                      Events of Default. An “Event of Default” occurs if any of the following occur:

(a)          the Company does not make the Payment on the Face Amount of this Agreement within two (2) business days of the Maturity Date, as applicable, upon receipt of Collateral or otherwise; or

(b)          the Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as

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hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days; or

(c)          the Company’s common stock (the "Common Stock") is suspended or is no longer listed on any recognized exchange, including an electronic over-the-counter bulletin board, for in excess of two (2) consecutive trading days; or

(d)          any of the Company’s representations or warranties contained in this Agreement were false when made and such failure continues for a period of five (5) business days; or,

(e)          the Company breaches any covenant or condition of this Agreement, and such breach, if subject to cure, continues for a period of five (5) business days.

(f)          the Company’s failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the Company’s books; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure; or,

(g)         an attachment or levy is made upon the Company’s assets having an aggregate value in excess of twenty-five thousand dollars ($25,000) or a judgment is rendered against the Company or the Company’s property involving a liability of more than twenty-five thousand dollars ($25,000) which shall not have been vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry hereof; or,

(h)         any change in the Company’s condition or affairs (financial or otherwise) which in the Holder’s reasonable, good faith opinion, would have a Material Adverse Effect; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure; or,

(i)          any Lien, except for Permitted Liens, created hereunder or under any of the Transaction Documents for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or,

(j)          the indictment or threatened indictment of the Company, any officer of the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the company.

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As used in this Section 4.1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 4.2                      Remedies. In the Event of Default, the Holder may elect to secure a portion of the Company's assets as outlined in Article 20 of this Agreement.

For each Event of Default, as outlined in this Agreement, the Holder can exercise its right to increase the Face Amount ten percent (10%) as an initial penalty. In addition, the Holder may elect to increase the Face Amount by three percent (3%) per month paid as a penalty for Liquidated Damages in addition to the current Interest being paid on the Note. The Liquated Damages will be compounded daily. It is the intention and acknowledgement of both parties that the Liquidated Damages not be deemed as interest.

In the event of a Default hereunder, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year (“Convertible Maturity Date”), fifteen percent (15%) interest bearing convertible debenture at the terms described in Section 4.2 (the "Convertible Debenture"). At such time of Default, the Convertible Debenture shall be considered closed (“Convertible Closing Date”). If the Holder chooses to convert the Residual Amount to a Convertible Debenture, the Company shall have forty-five (45) business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to three hundred percent (300%) of the Residual Amount. The Company shall use its best efforts to require such registration statement shall be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), by the Securities and Exchange Commission (the “Commission”) within ninety (90) business days of the date the Company files such Registration Statement. In the event the Company does not file such registration statement within twenty (20) business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above , the Residual Amount shall increase by five thousand dollars ($5,000) per day. In the event the Company is given the option for accelerated effectiveness of the registration statement, it agrees that it shall cause such registration statement to be declared effective as soon as reasonably practicable. In the event that the Company is given the option for accelerated effectiveness of the registration statement, but chooses not to cause such registration statement to be declared effective on such accelerated basis, the Residual Amount shall increase by five thousand dollars ($5,000) per day commencing on the earliest date as of which such registration statement would have been declared to be effective if subject to accelerated effectiveness.

Section 4.3	Conversion Privilege

(a)          The Holder shall have the right to convert the Convertible Debenture into shares of Common Stock at any time following the Convertible Closing Date and which is before the close of business on the Convertible Maturity Date. The number of shares of Common Stock issuable upon the conversion of the Convertible Debenture shall be determined pursuant to Section 4.3, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

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(b)          The Convertible Debenture may be converted, whether in whole or in part, at any time and from time to time.

(c)          In the event all or any portion of the Convertible Debenture remains outstanding on the Convertible Maturity Date (the "Debenture Residual Amount"), the unconverted portion of such Convertible Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 4.3.

Section 4.4	Conversion Procedure

(a)          The Residual Amount may be converted, in whole or in part any time and from time to time, following the Convertible Closing Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Convertible Debenture to be converted together with a facsimile or original of the signed notice of conversion (the "Notice of Conversion"). The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Convertible Debenture(s) to be converted are received by the Company within five (5) business days thereafter. At such time that the original Convertible Debenture has been received by the Company, the Holder can elect to whether a reissuance of the Convertible Debenture is warranted, or whether the Company can retain the Convertible Debenture as to a continual conversion by the Holder. Notwithstanding the above, any Notice of Conversion received by 4:00 P.M. EST shall be deemed to have been received the following business day (receipt being via a confirmation of the time such facsimile to the Company is received).

(b)          Common Stock to be Issued.  Upon the conversion of any Convertible Debentures and upon receipt by the Company or its attorney of a facsimile or original of the Holder’s signed Notice of Conversion, the Company shall instruct its transfer agent to issue stock certificates without restrictive legends or stop transfer instructions, if at that time the aforementioned registration statement described in Section 4.1 has been declared effective (or with proper restrictive legends if the registration statement has not as yet been declared effective), in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. In the event that the Debenture is aged one year and deemed sellable under Rule 144, the Company shall, upon a Notice of Conversion, instruct the transfer agent to issue free trading certificates without restrictive legends, subject to other applicable securities laws. The Company is responsible to provide all costs associated with the issuance of the shares, including but not limited to the opinion letter, FedEx of the certificates and any other costs that arise. The Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Convertible Debenture. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be set forth herein or subject to applicable law.

(c)          Conversion Rate. Holder is entitled to convert the Debenture Residual Amount , plus accrued interest, anytime following the Convertible Maturity Date, at the lesser of

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(i) fifty percent (50%) of the lowest closing bid price during the fifteen (15) trading immediately preceding the Convertible Maturity Date or (ii) 100% of the lowest bid price for the twenty (20) trading days immediately preceding the Convertible Maturity Date (“Fixed Conversion Price”). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(d)          Nothing contained in the Convertible Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

(e)          It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. Holder shall be treated as a shareholder of record on the date Common Stock is issued to the Holder. If the Holder shall designate another person as the entity in the name of which the stock certificates issuable upon conversion of the Convertible Debenture are to be issued prior to the issuance of such certificates, the Holder shall provide to the Company evidence that either no tax shall be due and payable as a result of such transfer or that the applicable tax has been paid by the Holder or such person. Upon surrender of any Convertible Debentures that are to be converted in part, the Company shall issue to the Holder a new Convertible Debenture equal to the unconverted amount, if so requested in writing by the Holder.

(f)           Within five (5) business days after receipt of the documentation referred to above in Section 4.2, the Company shall deliver a certificate, for the number of shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock as instructed by Holder within five (5) business days after the Conversion Date, then in such event the Company shall pay to the Holder one percent (1%) in cash of the dollar value of the Debenture Residual Amount remaining after said conversion, compounded daily, per each day after the fifth (5th) business day following the Conversion Date that the Common Stock is not delivered to the Holder.

(g)          The Company acknowledges that its failure to deliver the Common Stock within five (5) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Convertible Debenture.

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(h)          The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Convertible Debentures by the Holder of the entire amount of Convertible Debentures then outstanding. If, at any time the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders of the Company) available to effect, in full, a conversion of the Convertible Debentures (a “Conversion Default,” the date of such default being referred to herein as the “Conversion Default Date”), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Convertible Debentures requested to be converted but not converted (the “Unconverted Convertible Debentures”), may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default (“Notice of Conversion Default”) to the Holder, by facsimile within three (3) business days of such default (with the original delivered by overnight mail or two day courier), and the Holder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight mail or two day courier) of its election to either nullify or confirm the Notice of Conversion.

(i)           The Company agrees to pay the Holder payments for a Conversion Default (“Conversion Default Payments”) in the amount of (N/365) multiplied by .24 multiplied by the initial issuance price of the outstanding or tendered but not converted Convertible Debentures held by the Holder where N = the number of days from the Conversion Default Date to the date (the “Authorization Date”) that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Convertible Debentures. The Company shall send notice (“Authorization Notice”) to the Holder that additional shares of Common Stock have been authorized, the Authorization Date, and the amount of Holder’s accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the conversion rate set forth in the first sentence of this paragraph, upon written notice sent by the Holder to the Company, which Conversion Default shall be payable as follows: (i) in the event the Holder elects to take such payment in cash, cash payments shall be made to the Holder by the fifth (5th) day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in the first sentence of this paragraph at any time after the fifth (5th) day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory three (3) year conversion period.

(j)           The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Convertible Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not

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relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Convertible Debenture.

(k)          If, by the third (3rd) business day after the Conversion Date of any portion of the Convertible Debentures to be converted (the “Delivery Date”), the transfer agent fails for any reason to deliver the Common Stock upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Convertible Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

(l)           The Company shall defend, protect, indemnify and hold harmless the Holder and all of its shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Section 4.3(h) Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Section 4.3(h) Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Section 4.3(h) Indemnified Liabilities"), incurred by any Section 4.3(h) Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement, or obligation of the Company contained in the Transaction Documents or any other certificate, instrument, or document contemplated hereby or thereby, (iii) any cause of action, suit, or claim brought or made against such Section 4.3(h) Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, or enforcement of the Transaction Documents or any other certificate, instrument, or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock underlying the Convertible Debenture (“Securities”), or (v) the status of the Holder or holder of the Securities as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission, or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Holder or the Investor which is specifically intended by the Holder or the Investor to be relied upon by the Company, including for use in the

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preparation of any such registration statement, preliminary prospectus, or prospectus, or is based on illegal trading of the Common Stock by the Holder or the Investor. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

Article 5	Additional Financing and Registration Statements

Section 5.1                    The Company will not enter into any additional financing agreements, debt or equity, without prior expressed written consent from the Holder, which shall not be unreasonably withheld. Failure to do so will result in an Event of Default and the Holder may elect to take the action outlined in Article 4.

Section 5.2                       The Company agrees that it shall not file any registration statement which includes any of its Common Stock, including those on Form S-8, until such time as the Face Amount is paid off in full ("Lock-Up Period") or without the prior written consent of the Holder.

Section 5.3                       The Holder shall also reserve the right to switch to the terms of the new financing If at any time while the Face Amount is outstanding, if the Company issues or agree to issue any common stock or securities convertible into or exercisable for shares of commons stock (or modify any of the foregoing which may be outstanding) to any person or entity. Additionally, if the Company shall, issue or agree to issue any of the aforementioned services to any person, firm or corporation at terms deemed by the Holder to be more favorable to the other investor than the terms or conditions of this Agreement, then the Holder is granted the right to modify any such term or condition of the Agreement to be the same as any such term or condition of any subsequent offering. The rights of the Holder in this Section 5 are in addition to any other right the Holder has pursuant to this Agreement and the Security Agreement of even date between the Holder and the Company.

Section 5.4                       The Company agrees that any and all its officers, insiders, affiliates or other related parties shall refrain from selling any Stock, during the Lock-Up Period.

Article 6	Notice.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

Siena Technologies, Inc., Inc.

5625 SOUTH ARVILLE STREET

STE. E

LAS VEGAS NV 89118

Telephone: 702-889-8777

If to the Holder:

Dutchess Capital Management
Douglas Leighton
50 Commonwealth Ave Suite 2
Boston, MA 02116
Phone: 617-301-4700
Facsimile: 617-249-0947

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article 7	Time

Where this Agreement authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Agreement. A “business day” shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 8	No Assignment
This Agreement and the terms and conditions herein, shall not be assignable.

Article 9	Rules of Construction.

In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Agreement are inserted for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof. Wherever, in this Agreement, a determination of the Company is required or allowed, such determination shall be made by a

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majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Agreement.

Article 10	Governing Law

The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Massachusetts.

Article 11	Litigation

The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

Article 12	Conditions to Closing

The Company shall have delivered the proper Collateral to the Holder before Closing.

Article 13	Fees & Expenses

Section 13.1 Administration Fee.

The Company agrees to pay for related expenses associated with the proposed transaction of $5,000. This amount shall cover, but is not limited to, the following: due diligence expenses, document creation expenses, closing costs, and transaction administration expenses. This shall be deducted from the first closing.

13.2       Misdirected Payment Fee. Fifteen percent (15%) of the amount of any payment (but in no event less than $1,000) on account of a Collateral Account which has been received by Company and not delivered in kind to Holder on the next business day following the date of receipt by Company, or thirty percent (30%) of the amount of any such payment which has been received by Company as a result of any action taken by Company to cause such payment to be made to Company.

13.4      Out-of-Pocket Expenses. The out-of-pocket expenses directly incurred by Holder in the administration of this Agreement such as wire transfer fees, postage and audit fees shall be the responsibility of the Company.

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Article 16	Indemnification

In consideration of the Holder's execution and delivery of this Agreement and the acquisition and funding by the Holder hereunder and in addition to all of the Company's other obligations under the documents contemplated hereby, the Company shall defend, protect, indemnify and hold harmless the Holder and all of their shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “INDEMNIFIED LIABILITIES’), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Agreement, or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Holder or based on illegal or alleged illegal trading of the Shares by the Holder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

Article 17	Waiver

The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Agreement to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 18	Senior Obligation

The Company shall cause this Agreement to be senior in right of payment to all other Indebtedness of the Company for the Collateral.

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SIEN.NOTE.5.29.2007.FINAL.$725,000

Article 19	Transactions With Affiliates

The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”) during the Lock Up Period

Article 20	Security

As security for the Face Amount, the Company grants to the Holder a continuing first priority in the Collateral. Notwithstanding the creation of this security interest, the relationship of the parties shall be that of purchaser and seller of accounts, and not that of lender and borrower. Company agrees to execute all documents appropriate and necessary in order to perfect Holder’s security interest in the Collateral.

Article 21	Intentionally Omitted

Article 22	Disputes on Collateral Accounts

Company shall notify Holder promptly of and, if requested by Holder, will settle all disputes concerning any Collateral Account at Company’s sole cost and expense. Holder may, but is not required to, attempt to settle, compromise, or litigate (collectively, “Resolve”) the dispute upon such terms, as Holder in its sole discretion deems advisable, for Company’s account and risk and at Company’s sole expense. Upon the occurrence of an Event of Default, Holder may resolve such issues with respect to any Account of Company.

Article 23	Representations and Warranties of the Company

a.	It is fully authorized to enter into this Agreement and to perform hereunder.

b.	This Agreement constitutes its legal, valid and binding obligation.

c.          Company is in good standing in the jurisdiction of its organization and in the Nevada.

d.	The Collateral Accounts are and will remain:

i.            Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Company’s business and are valid, fully collectible obligations form the debtors and/or payors to the Company for the Collateral Accounts (“Account Debtors”).

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SIEN.NOTE.5.29.2007.FINAL.$725,000

ii.          Unconditionally owed and to the best knowledge of Company will be paid to Holder without defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

iii.         Not sales to any entity that is affiliated with Company or in any way not an “arm’s length” transaction.

iv.          No person has a lien or ownership interest in, or claim against, the Collateral Accounts.

v.           The Collateral Accounts have not been previously sold or factored by Company.

vi.         The Account Debtors have not paid to Company, or Company’s representatives, or otherwise for Company’s benefit, any part or all of the Face Amount of the Collateral Account except as reflected in the Statement of Accounts covering that Collateral Account.

vii.        There exist no circumstances, the Company’s best knowledge, that would entitle the Account Debtors to refuse to pay the amounts due on the Collateral Accounts, or to reduce the amounts due on the Collateral Accounts from those amounts shown in the Schedule of Accounts.

e.           Company has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding the Collateral Accounts.

f.            The financial statements, Purchase Order / Invoices, orders, proofs of delivery, account ledgers and all other documents submitted by Company to Holder concerning the Collateral Accounts or otherwise required under this Agreement are true, accurate and genuine.

Article 24	Miscellaneous

a.	All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

b.

Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

c.

Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to the Company, at its executive offices or (ii) if to the Holder, at the address for correspondence set forth in the Article 6, or at such other

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SIEN.NOTE.5.29.2007.FINAL.$725,000

address as may have been specified by written notice given in accordance with this paragraph.

d.

This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

e.

This Written Agreement represent the FINAL AGREEEMENT between the Company and the Holders and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, there are no unwritten oral agreements among the parties.

f.

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the “Principal Market”), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. The Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court,

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SIEN.NOTE.5.29.2007.FINAL.$725,000

governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

g.

The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Both the Company and its Subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Agreement.

h.

Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and to issue the Agreement in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Agreement has been duly and validly executed and delivered by the Company, and (iv) the Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

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SIEN.NOTE.5.29.2007.FINAL.$725,000

i.	The execution and delivery of this Agreement shall not alter any prior written agreements between the Company and the Holder.

j.

There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants, auditors and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

k.	All representations made by or relating to the Company of a historical nature and all undertaking described herein shall relate and refer to the Company, its predecessors, and the Subsidiaries.

l.

The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Holder or is described with Reports. No other plan will be adopted nor may any options.

m. The Company hereby represent and warrants to the Holder that: (i) it has voluntarily entered into this Agreement of its own freewill, (ii) it is not entering into this Agreement under economic duress with this Agreement and anticipated continued financing, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with its entering into this Agreement.

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SIEN.NOTE.5.29.2007.FINAL.$725,000

IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

Siena Technologies, Inc.

/s/  James Michael Kelley

Name: James Michael Kelley

Title: Director and Executive Vice President of Administration

DUTCHESS PRIVATE EQUITIES FUND, LTD.

/s/ Douglas H. Leighton
Name: Douglas H. Leighton
Title: Director

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SIEN.NOTE.5.29.2007.FINAL.$725,000

EXHIBIT A

Inv #	Amount	Job Name	Customer Name
4028	21,000.00	Aliante Station	KGA Architects
4056	18,900.00	Aliante Station	KGA Architects
4050	13,365.00	Bergamo Build	JE Dunn
4039	108,100.00	Cosmo Design	Cosmo Senior
3960	22,432.50	Houston Mosaic	5925 Almeda
3959	20,449.12	Houston Mosaic	5925 Almeda
4019	14,515.94	LVAC Speaker	LVAC
3967	38,128.31	Miracle Mile	Miracle Mile
4034	21,885.53	Miracle Mile	Miracle Mile
3966	58,350.00	Miracle Mile	Miracle Mile
4035	128,088.09	Miracle Mile	Miracle Mile
3965	6,809.00	Miracle Mile	Miracle Mile
4036	21,784.73	Miracle Mile	Miracle Mile
3940	35,395.50	Miracle Mile	Miracle Mile
3968	2,650.00	Miracle Mile	Miracle Mile
4033	23,403.60	Miracle Mile	Miracle Mile
3999	9,100.00	Mirage Spa Remodel	Jeff Myher Architect
3997	8,387.10	Palms Buffet Remodel	Gillett Construction
4026	4,673.24	Palms Buffet Remodel	Gillett Construction
4051	1,700.00	Palms Cage Remodel	Palms
4043	14,095.56	Palms Casino M & P	Palms
4029	6,750.00	Palms Place Villa	Moser Architect
4048	1,652.86	Palms Pool Build	Whiting Turner
4015	27,940.56	Pinnacle Design	Elysium
4021	1,280.92	Red Rock Temp Plasma	Red Rock
4022	23,481.53	Red Rock R&S Relamp	Red Rock
4023	34,641.47	Red Rock Japanese	Station Casinos
4020	2,571.13	Red Rock Ticket Booth	Red Rock
4006	6,000.00	Santa Fe Svce	Santa Fe Station
4004	15,643.75	Santa Fe Re-lamp	Santa Fe Station
3992	2,740.93	Cerno VC San Francisco	Cerno
3956	64,987.50	Silverton Casino Expansion	Precision Electric
4014	2,063.61	Jeff Bendavid SVCE	Jeff Bendavid
4040	1,900.00	Becky Binion SVCE	Becky Binion
3727	2,209.40	David Thistle	David Thistle
4046	2,500.00	Wood Partners	Wood Partners

Total $	789,576.88

We, the Company, do hereby agree to assign the above Accounts as Collateral as defined in Section 2 above, and do hereby, agree to make such payments to Holder from these Account Debtors as outlined in the Agreement. We, the Company, realize that failure to make payments from the above orders to the Holder as outlined in the Agreement will result in an Event of Default as outlined in Article 4 and the Holder may take actions against the Company.

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SIEN.NOTE.5.29.2007.FINAL.$725,000

EXHIBIT B

ASSIGNMENT OF ACCOUNTS

AS OF May 29, 2007

FOR Kelley Communications (“COMPANY”) and

Dutchess Private Equities Fund, Ltd.(“HOLDER”)

FOR VALUE RECEIVED, Company unconditionally and irrevocably sells, bargains, transfers and assigns to Holder, with full recourse in Holder, as of the date shown above, all of Company’s right, title and interest in and to the Accounts enumerated in Exhibit “A” attached hereto (hereinafter “Collateral Accounts”), together with any security or guarantees associated with those Collateral Accounts, including the proceeds of credit insurance due and payable in connection with the Collateral Accounts.

Holder shall have the rights to the Collateral Accounts set forth in that certain Factoring and Security Agreement dated May 29, 2007 and to which Company and Holder are Parties including, but not limited to, (i) in Holder’s own name and for Holder’s own benefit, to make and effect collections from the Account Debtors and/or Payors of the Collateral Accounts; and, (ii) to receive, take possession of, endorse and deposit in Holder’s own bank account(s) any and all payments, commercial paper, notes or acceptances or other things of value received in payment of the Collateral Accounts.

By signing below, Holder accepts the assignment of the Accounts set out in the attached Exhibit “A”.

The terms “Account Debtors”, “Accounts”, “Parties”, “Payors” and “Collateral Accounts” shall have the same meaning as defined in the Factoring and Security Agreement dated May 29, 2007 and entered into by the Parties.

COMPANY

/s/  James Michael Kelley

Name: James Michael Kelley

Title: Director and Executive Vice President of Administration

DUTCHESS PRIVATE EQUITIES FUND, LTD.

/s/  Douglas H. Leighton

Name: Douglas H. Leighton

Title: Director

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JMK	DHL

SIEN.NOTE.5.29.2007.FINAL.$725,000